Exhibit 99.1

New York Community Bancorp, Inc. Reports Second Quarter 2019 Diluted Earnings Per Common Share Of $0.19 Unchanged From Prior Quarter

BOARD OF DIRECTORS DECLARES A $0.17 DIVIDEND PER COMMON SHARE

WESTBURY, N.Y., July 31, 2019 /PRNewswire/ --

Second Quarter 2019 Summary
• Earnings:
-	Net income for the second quarter of 2019 totaled $97.2 million compared to $97.6 million for the first quarter of 2019.
-

Net income available to common shareholders for the second quarter of 2019 was $89.0 million or $0.19 per common share, compared to $89.4 million for the first quarter of 2019 or also $0.19 per common share.

-	Non-interest expenses came in at $123.1 million, compared to $138.8 million in the previous quarter.
-	The efficiency ratio for the second quarter was 48.20%.
-	Return on average assets was 0.75% for the current second quarter while return on average common stockholders' equity was 5.79%. (1)
-	Return on average tangible assets was 0.78% for the current second quarter, while return on average tangible common stockholders' equity was 9.57%. (1) (2)
• Balance Sheet:
-	Total assets increased 3% on an annualized basis to $52.8 billion, compared to December 31, 2018.
-	Total loans held for investment were $40.9 billion, up $710.8 million on a year-to-date basis or 4% annualized.
-	Total multi-family loans increased $582.2 million on a year-to-date basis, up 4% annualized.
-	Total commercial & industrial loans rose $398.7 million on a year-to-date basis, up 33% annualized.
-	Total deposits increased $1.6 billion on a year-to-date basis to $32.3 billion, up 10% annualized.
-	Total loan originations increased 47% to $3.0 billion on a linked-quarter basis, including a 78% increase in multi-family originations to $1.8 billion.
-	The current loan pipeline heading into the third quarter stands at $2.0 billion.
• Net Interest Margin:
-	The net interest margin for the second quarter was 2.00%, down three basis points compared to the first quarter 2019 margin.
-	Prepayment income increased 32% during the second quarter to $12.6 million compared to first quarter 2019.
-	Prepayment income added 11 basis points to the net interest margin this quarter compared to eight basis points in the previous quarter.
• Asset Quality:
-	Non-performing assets declined 12% to $63.1 million on a linked-quarter basis or 0.12% of total assets.
-	Non-performing loans also decreased 12% to $51.4 million or 0.13% of total loans compared to the previous quarter.
• Capital Position at June 30, 2019:
-	Common Equity Tier 1 Capital Ratio was 10.02%.
-	Tier 1 Risk-Based Capital Ratio was 11.36%.
-	Total Risk-Based Capital Ratio was 13.46%.
-	Leverage Capital Ratio was 8.64%.

(1)

Return on average assets and on average tangible assets are calculated using net income. Return on average common stockholders' equity and on average tangible common stockholders' equity are calculated using net income available to common shareholders.

(2)

"Tangible assets" and "tangible common stockholders' equity" are non-GAAP financial measures. See the discussion and reconciliations of these non-GAAP measures with the comparable GAAP measures on page 8 of this release.

New York Community Bancorp, Inc. (NYSE: NYCB) (the "Company") today reported net income for the three months ended June 30, 2019 of $97.2 million, relatively unchanged from the $97.6 million reported for the three months ended March 31, 2019. On a year-to-date basis, net income was $194.8 million, down 9% compared to the first six months of 2018.

Net income available to common shareholders for the second quarter of 2019 was $89.0 million, or $0.19 per common share, compared to $89.4 million, also $0.19 per common share for the first quarter of 2019. For the six months ended June 30, 2019, net income available to common shareholders totaled $178.4 million, or $0.38 per common share, compared to $197.5 million or $0.40 per common share for the six months ended June 30, 2018.

Commenting on the Company's second quarter 2019 performance, President and Chief Executive Officer Joseph R. Ficalora stated: "We are very pleased with the Company's performance this quarter, which was highlighted by strong loan and deposit growth, continued lower operating expenses, and a relatively stable net interest margin. We believe that we are currently well-positioned for a lower interest rate environment, given our liability sensitive balance sheet and for the changed landscape in the New York City rent-regulated real estate market, given our underwriting standards, our experience and longevity in the market."

"New York Community will continue to support our borrowers in the multi-family space. We have always been a conservative lender and this conservatism has always served us well over the past 50 years in which we have been actively involved in this type of lending. Moreover, we have always been a main beneficiary of dislocation in this market, be it credit-driven or event-driven. As other players exit the market, we will take advantage of the dislocation and seek opportunities to grow our portfolio at wider spreads."

"Our overall loan portfolio grew 4% on an annualized basis, compared to the level at December 31, 2018. This was driven by our multi-family portfolio, which increased 4% and our commercial and industrial portfolio, which increased 33%, driven by our specialty finance business."

"Growth was funded by deposits, which continued to grow, increasing $1.6 billion year-to-date, or 10% annualized. We will be proactive in managing our deposit costs lower, once the Federal Reserve pivots to an easing environment."

"Our net interest margin was down three basis points this quarter to 2.00%. Excluding prepayments, which increased on a linked-quarter basis, the margin was 1.89%, down six basis points. However, we believe that our net interest margin will benefit from a lower short-term interest rate environment going forward."

"Operating expenses also improved during the quarter. At $123.1 million, our operating expenses represent a run-rate of less than $500 million and our efficiency ratio was 48.20%."

"On the asset quality side, our metrics continue to be very strong and remain among the best in the industry."

DIVIDEND DECLARATION AND CAPITAL MANAGEMENT
Reflecting our earnings outlook, asset quality metrics, and strong capital position, the Board of Directors yesterday declared a quarterly cash dividend of $0.17 per share on the Company's common stock. Based on a closing price of $11.20 as of July 30, 2019, this represents an annualized dividend yield of 6.1%. The dividend is payable on August 26, 2019 to common shareholders of record as of August 12, 2019.

During the second quarter of 2019, the Company did not repurchase any common shares under its previously announced share repurchase program. During the first quarter of 2019, the Company repurchased 7.1 million shares at an average price of $9.47. In total, the Company has repurchased 23.9 million shares of its common stock at an average price of $9.54, or $227.9 million under the current $300 million share repurchase authorization.

BALANCE SHEET SUMMARY
Total assets as of June 30, 2019 were $52.8 billion, an increase of $876.9 million, or 3% annualized, compared to our total assets at December 31, 2018. The year-to-date increase was driven by continued growth in our loan portfolio, with both the multi-family and commercial and industrial ("C&I") segments increasing, and to a lesser degree, growth in the securities portfolio. As was the case last quarter, this quarter's growth was funded via continued strong growth in our deposits, while the level of borrowed funds declined.

Total loans held for investment increased $710.8 million, or 4% on an annualized basis, compared to the balance at December 31, 2018. Second quarter loan growth occurred in two categories: our core multi-family portfolio and our specialty finance portfolio, which is classified as C&I.

While it has been one of our strategies to redeploy a portion of our cash position into securities, given the extraordinarily low interest rate environment in place during much of the second quarter, we did not reinvest in securities as much as in the past. As a result, our overall cash position increased $238.3 million, or 24% to $1.2 billion, compared to the previous quarter, while the securities portfolio remained relatively unchanged compared to the previous quarter.

Year-to-date, total deposits increased $1.6 billion, or 10% annualized, while total borrowed funds declined $1.1 billion, or 16% annualized, to $13.1 billion, compared to $14.2 billion at December 31, 2018.

Loans
Total loans, net were $40.7 billion at June 30, 2019, up $719.5 million, or 4% annualized, compared to the balance at December 31, 2018. On a year-to-date basis, this quarter's loan growth was driven by our multi-family portfolio and our C&I loan portfolio, consisting largely of specialty finance loans, offset by a modest decline in the commercial real estate ("CRE") portfolio.

Total multi-family loans rose $582.2 million in the first six months of 2019, or 4% annualized, while total C&I loans increased $398.7 million, or 33% annualized, over the same time period. The growth in the C&I portfolio was largely driven by our specialty finance business. Specialty finance loans grew $413.1 million, or 42% annualized, to $2.4 billion compared to December 31, 2018.

On a linked-quarter, multi-family loans increased $533.5 million, or 7% annualized, and C&I loans rose $75.5 million, or 11% annualized.

Originations
For the three months ended June 30, 2019, total loans originated for investment increased 47% to $3.0 billion, compared to $2.0 billion in the prior quarter. Sequentially, multi-family originations jumped 78% to $1.8 billion, CRE originations increased 85% to $382.9 million, and specialty finance originations declined a modest 1% to $677.3 million.

Pipeline
The current pipeline stands at $2.0 billion. This includes $1.4 billion in multi-family loans, $302 million in CRE loans, and $277 million in specialty finance loans.

Funding
Deposits
The Company continues to execute on its strategy to organically grow our deposit base. For the six months ended June 30, 2019, total deposits increased $1.6 billion, or 10% annualized. Similar to prior quarters, our deposit growth this quarter was largely focused in certificates of deposit ("CDs"). CDs increased $2.1 billion, or 34% annualized for the first six months of the year, along with modest growth in savings accounts and non-interest bearing accounts.

During the current second quarter, total deposits grew $731.4 million, or 9% annualized, compared to the prior quarter. Again, this was led by double digit growth in CDs, which increased $1.5 billion, or 48% annualized. On a linked-quarter basis, interest bearing checking and money market accounts, as well as non-interest bearing accounts both declined, while savings accounts rose modestly.

While our deposit growth has been strong over the past year and a half, as the Federal Reserve potentially pivots to a more accommodative stance on short-term interest rates, we will proactively manage our deposit costs lower.

Borrowed Funds
At June 30, 2019, total borrowed funds were $13.1 billion, down $1.1 billion, or 16% annualized, compared to $14.2 billion at December 31, 2018 and down $175.8 million, or 5% annualized, on a linked-quarter basis. The entire decline was attributable to a decline in wholesale borrowings, specifically Federal Home Loan Bank of New York advances.

Asset Quality
The Company's asset quality metrics improved during the current second quarter and overall remain strong. Total non-performing assets ("NPAs") declined 12% compared to the first quarter of this year, to $63.1 million, as the level of both non-accrual loans and repossessed assets declined. Total non-performing loans also declined 12% to $51.4 million, or 0.13% of total loans. Included in this amount is $32.9 million of non-accrual taxi medallion-related loans. Total repossessed assets declined 8% to $11.7 million. Included in this amount is $9.7 million of repossessed taxi medallions. As of June 30, 2019, our remaining taxi medallion-related loans totaled $65.3 million, compared to $69.6 million at March 31, 2019.

Net charge-offs for the three months ended June 30, 2019 totaled $7.4 million or 0.02% of average loans, up $5.4 million compared to $2.0 million or 0.00% of average loans for the three months ended March 31, 2019. The linked-quarter increase was due to the partial charge-off of a C&I loan related to one borrower which became non-accrual last quarter. Net charge-offs for the six months ended June 30, 2019 totaled $9.3 million or 0.02% of average loans, down $2.4 million or 20% compared to $11.7 million or 0.03% of average loans for the six months ended June 30, 2018. In addition to the one C&I-related charge-off, the first six months of 2019 included $4.0 million of taxi medallion-related charge-offs compared to $7.4 million for the first six months of 2018.

EARNINGS SUMMARY FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019

Net Interest Income
Net interest income for the three months ended June 30, 2019 totaled $237.7 million, down 2% compared to the $241.3 million for the three months ended March 31, 2019, and down 10% compared to the $264.0 million for the three months ended June 30, 2018. Total interest income for the current second quarter rose 2% on a linked-quarter basis, and 9% on a year-over-year basis, but this growth was offset by 5% linked-quarter and 41% year-over-year growth in total interest expense.

The higher interest income compared to both the prior quarter and the year-ago quarter was primarily due to growth in average loan balances along with higher yields on those loans. The higher interest expense over the same time periods is the result of significant growth in CD balances concurrent with higher rates paid on those balances, due to multiple increases in short-term interest rates by the Federal Reserve over the past year.

For the six months ended June 30, 2019, net interest income totaled $479.0 million, down $55.2 million, or 10%, compared to the six months ended June 30, 2018. Total interest income for the first half of 2019 rose $78.3 million or 10% versus the first half of 2018, while interest expense increased $133.5 million or 46% over the same time period.

Net Interest Margin
The net interest margin ("NIM") for the second quarter of 2019 was 2.00%, down three basis points compared to the first quarter 2019 NIM. The modest decrease was driven by higher funding costs and was offset somewhat by higher yields on our loan portfolio. Prepayment income for the second quarter was $12.6 million, up 32% from the $9.6 million recorded in the first quarter of 2019, contributing 11 basis points to this quarter's NIM, up three basis points from the previous quarter. Excluding the impact from prepayment income, our second quarter NIM would have been 1.89%, on a non-GAAP basis, down six basis points compared to the previous quarter.

Additionally, both the GAAP and non-GAAP NIM were negatively impacted by two other factors during the current second quarter. First, the Federal Home Loan Bank of New York reduced its dividend paid to member banks, and second, given the low interest rate environment during much of the quarter, we did not reinvest our cash into investment securities, resulting in excess liquidity during the second quarter. Collectively, these two items negatively impacted the NIM by three basis points.

For the six months ended June 30, 2019, the NIM was 2.02%, down 35 basis points compared to the six months ended June 30, 2018. This decrease was the result of higher funding costs due to the cumulative impact of multiple short-term interest rate increases during this time frame, offset partially by higher yields on our interest-earning assets. Prepayment income for the six months ended June 30, 2019 was $22.2 million, down 29% from the six months ended June 30, 2018. Prepayment income contributed 10 and 13 basis points, respectively to the NIM. Excluding the impact from prepayment income, the NIM on a non-GAAP basis would have been 1.92%, compared to 2.24%.

Provision for (Recovery of) Loan Losses
For the second quarter of 2019, the Company reported a provision for loan losses of $1.8 million compared to a recovery of loan losses of $1.2 million in the previous quarter. On a year-to-date basis, the Company reported a provision for loan losses of $622,000 compared to a provision for loan losses of $14.3 million in the first half of 2018.

Non-Interest Income
For the three months ended June 30, 2019, non-interest income declined 29% on a linked-quarter basis to $17.6 million. Included in the first quarter 2019 was $7.0 million of net gains on the sale of securities compared to only $493,000 in the current second quarter.

For the six months ended June 30, 2019, non-interest income declined $3.2 million, or 7% to $42.4 million, compared to the six months ended June 30, 2018. Included in the six month period for last year was approximately $10.4 million related to our wealth management business, Peter B. Cannell & Co., which was sold in the first quarter of this year. Included in the six month period for this year, was $7.5 million of net gains on the sale of securities compared to a net loss of $769,000 for the first six months of last year.

Non-Interest Expense
Total non-interest expense for the three months ended June 30, 2019 was $123.1 million, down $15.7 million, or 11% on a linked-quarter basis. Our operating expenses during the first quarter of 2019 included certain items related to severance costs and branch rationalization, which totaled $9.0 million. For the six months ended June 30, 2019, total non-interest expenses declined $15.4 million, or 6%, to $261.8 million. The efficiency ratio for the current second quarter was 48.20% compared to 52.15% in the first quarter of the year.

Income Taxes
Income tax expense for the three months ended June 30, 2019 totaled $33.1 million, compared to $31.0 million in the prior quarter. The effective tax rate was 25.42% during the current second quarter, compared to 24.10% in the first quarter of 2019.

For the six months ended June 30, 2019, income tax expense totaled $64.1 million, compared to $74.4 million for the six months ended June 30, 2018. This decline was mainly due to lower pre-tax income in the 2019 six-month period compared to the 2018 six-month period. The effective tax rate was 24.77% for the current six months, compared to 25.80% for the year-ago six months.

About New York Community Bancorp, Inc.

Based in Westbury, NY, New York Community Bancorp, Inc. is a leading producer of multi-family loans on non-luxury, rent-regulated apartment buildings in New York City, and the parent of New York Community Bank. At June 30, 2019, the Company reported assets of $52.8 billion, loans of $40.7 billion, deposits of $32.3 billion, and stockholders' equity of $6.7 billion.

Reflecting our growth through a series of acquisitions, the Company operates 239 branches through eight local divisions, each with a history of service and strength: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, Roosevelt Savings Bank, and Atlantic Bank in New York; Garden State Community Bank in New Jersey; Ohio Savings Bank in Ohio; and AmTrust Bank in Florida and Arizona.

Post-Earnings Release Conference Call
The Company will host a conference call on Wednesday, July 31, 2019, at 8:30 a.m. (Eastern Time) to discuss its second quarter 2019 performance. The conference call may be accessed by dialing (877) 407-8293 (for domestic calls) or (201) 689-8349 (for international calls) and asking for "New York Community Bancorp" or "NYCB." A replay will be available approximately three hours following completion of the call through 11:59 p.m. on August 4, 2019 and may be accessed by calling (877) 660-6853 (domestic) or (201) 612-7415 (international) and providing the following conference ID: 13691817. In addition, the conference call will be webcast at ir.myNYCB.com, and archived through 5:00 p.m. on August 28, 2019.

Cautionary Statements Regarding Forward-Looking Information
This earnings release and the associated conference call may include forward-looking statements by the Company and our authorized officers pertaining to such matters as our goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of probable losses on loans; our assessments of interest rate and other market risks; and our ability to achieve our financial and other strategic goals.

Forward-looking statements are typically identified by such words as "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

Our forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; our ability to obtain the necessary shareholder and regulatory approvals of any acquisitions we may propose; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations, and our ability to realize related revenue synergies and cost savings within expected time frames; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control.

More information regarding some of these factors is provided in the Risk Factors section of our Form 10-K for the year ended December 31, 2018 and in other SEC reports we file. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this news release, on our conference call, during investor presentations, or in our SEC filings, which are accessible on our website and at the SEC's website, www.sec.gov.

- Financial Statements and Highlights Follow -

NEW YORK COMMUNITY BANCORP, INC.
CONSOLIDATED STATEMENTS OF CONDITION
	June 30,	December 31,
	2019	2018
	(unaudited)
(in thousands, except share data)
Assets
Cash and cash equivalents	$ 1,228,295	$ 1,474,955
Securities:
Available-for-sale	5,738,146	5,613,520
Equity investments with readily
determinable fair values, at fair value	32,585	30,551
Total securities	5,770,731	5,644,071
Mortgage loans held for investment:
Multi-family	30,486,301	29,904,063
Commercial real estate	6,901,345	7,000,990
One-to-four family	417,923	446,413
Acquisition, development, and construction	266,305	407,875
Total mortgage loans held for investment	38,071,874	37,759,341
Other loans:
Commercial and industrial	2,796,462	2,397,784
Other loans	8,365	8,783
Total other loans held for investment	2,804,827	2,406,567
Total loans held for investment	40,876,701	40,165,908
Less: Allowance for loan losses	(151,112)	(159,820)
Loans held for investment, net	40,725,589	40,006,088
Total loans, net	40,725,589	40,006,088
Federal Home Loan Bank stock, at cost	582,348	644,590
Premises and equipment, net	327,788	346,179
Operating lease right-of-use assets	308,412	-
Goodwill	2,426,379	2,436,131
Other assets	1,406,711	1,347,362
Total assets	$ 52,776,253	$ 51,899,376
Liabilities and Stockholders' Equity
Deposits:
Interest-bearing checking and money market accounts	$ 10,770,360	$ 11,530,049
Savings accounts	4,800,023	4,643,260
Certificates of deposit	14,286,286	12,194,322
Non-interest-bearing accounts	2,475,857	2,396,799
Total deposits	32,332,526	30,764,430
Borrowed funds:
Wholesale borrowings	12,427,661	13,553,661
Junior subordinated debentures	359,683	359,508
Subordinated notes	294,794	294,697
Total borrowed funds	13,082,138	14,207,866
Operating lease liabilities	308,073	-
Other liabilities	378,838	271,845
Total liabilities	46,101,575	45,244,141
Stockholders' equity:
Preferred stock at par $0.01 (5,000,000 shares authorized):
Series A (515,000 shares issued and outstanding)	502,840	502,840
Common stock at par $0.01 (900,000,000 shares authorized; 490,439,070 and 490,439,070
shares issued; and 467,358,939 and 473,536,604 shares outstanding, respectively)	4,904	4,904
Paid-in capital in excess of par	6,099,474	6,099,940
Retained earnings	316,921	297,202
Treasury stock, at cost (23,080,131 and 16,902,466 shares, respectively)	(220,546)	(161,998)
Accumulated other comprehensive loss, net of tax:
Net unrealized gain (loss) on securities available for sale, net of tax	44,561	(10,534)
Net unrealized loss on the non-credit portion of other-than-
temporary impairment losses, net of tax	(6,042)	(6,042)
Pension and post-retirement obligations, net of tax	(67,434)	(71,077)
Total accumulated other comprehensive loss, net of tax	(28,915)	(87,653)
Total stockholders' equity	6,674,678	6,655,235
Total liabilities and stockholders' equity	$ 52,776,253	$ 51,899,376

NEW YORK COMMUNITY BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	For the Three Months Ended			For the Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
	2019	2019	2018	2019	2018

(in thousands, except per share data)
Interest Income:
Mortgage and other loans and leases	$ 387,634	$ 379,790	$ 368,456	$ 767,424	$ 724,373
Securities and money market investments	66,118	66,384	48,876	132,502	97,284
Total interest income	453,752	446,174	417,332	899,926	821,657

Interest Expense:
Interest-bearing checking and money market accounts	47,772	50,159	40,380	97,931	74,749
Savings accounts	8,861	8,083	6,630	16,944	13,851
Certificates of deposit	80,651	67,775	39,534	148,426	70,049
Borrowed funds	78,778	78,832	66,833	157,610	128,755
Total interest expense	216,062	204,849	153,377	420,911	287,404
Net interest income	237,690	241,325	263,955	479,015	534,253
Provision for (recovery of ) losses on loans	1,844	(1,222)	4,714	622	14,285
Net interest income after provision for loan losses	235,846	242,547	259,241	478,393	519,968

Non-Interest Income:
Fee income	7,487	7,228	7,492	14,715	14,819
Bank-owned life insurance	6,479	6,975	6,318	13,454	13,122
Net gain (loss) on securities	493	6,987	(303)	7,480	(769)
Other income	3,138	3,595	9,199	6,733	18,391
Total non-interest income	17,597	24,785	22,706	42,382	45,563

Non-Interest Expense:
Operating expenses:
Compensation and benefits	72,573	81,440	80,314	154,013	164,289
Occupancy and equipment	21,889	22,962	25,026	44,851	49,910
General and administrative	28,590	34,365	32,802	62,955	63,050
Total non-interest expense	123,052	138,767	138,142	261,819	277,249
Income before income taxes	130,391	128,565	143,805	258,956	288,282
Income tax expense	33,145	30,988	36,451	64,133	74,376
Net Income	97,246	97,577	107,354	194,823	213,906
Preferred stock dividends	8,207	8,207	8,207	16,414	16,414
Net income available to common shareholders	$ 89,039	$ 89,370	$ 99,147	$ 178,409	$ 197,492

Basic earnings per common share	$ 0.19	$ 0.19	$ 0.20	$ 0.38	$ 0.40
Diluted earnings per common share	$ 0.19	$ 0.19	$ 0.20	$ 0.38	$ 0.40

NEW YORK COMMUNITY BANCORP, INC.
RECONCILIATIONS OF CERTAIN GAAP AND NON-GAAP FINANCIAL MEASURES
(unaudited)

While stockholders' equity, total assets, and book value per share are financial measures that are recorded in accordance with U.S. generally accepted accounting principles ("GAAP"), tangible stockholders' equity, tangible assets, and tangible book value per share are not. Nevertheless, it is management's belief that these non-GAAP measures should be disclosed in our earnings releases and other investor communications for the following reasons:

  Tangible stockholders' equity is an important indication of the Company's ability to grow organically and through business combinations, as well as its ability to pay dividends and to engage in various capital management strategies.
  Returns on average tangible assets and average tangible stockholders' equity are among the profitability measures considered by current and prospective investors, both independent of, and in comparison with, the Company's peers.
  Tangible book value per share and the ratio of tangible stockholders' equity to tangible assets are among the capital measures considered by current and prospective investors, both independent of, and in comparison with, its peers.

Tangible stockholders' equity, tangible assets, and the related non-GAAP profitability and capital measures should not be considered in isolation or as a substitute for stockholders' equity, total assets, or any other profitability or capital measure calculated in accordance with GAAP. Moreover, the manner in which we calculate these non-GAAP measures may differ from that of other companies reporting non-GAAP measures with similar names.

The following table presents reconciliations of our common stockholders' equity and tangible common stockholders' equity, our total assets and tangible assets, and the related GAAP and non-GAAP profitability and capital measures at or for the periods indicated:

	At or for the			At or for the
	Three Months Ended			Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
(dollars in thousands)	2019	2019	2018	2019	2018
Total Stockholders' Equity	$ 6,674,678	$ 6,629,070	$ 6,789,352	$ 6,674,678	$ 6,789,352
Less: Goodwill	(2,426,379)	(2,426,379)	(2,436,131)	(2,426,379)	(2,436,131)
Preferred stock	(502,840)	(502,840)	(502,840)	(502,840)	(502,840)
Tangible common stockholders' equity	$ 3,745,459	$ 3,699,851	$ 3,850,381	$ 3,745,459	$ 3,850,381

Total Assets	$ 52,776,253	$ 52,149,577	$ 50,469,170	$ 52,776,253	$ 50,469,170
Less: Goodwill	(2,426,379)	(2,426,379)	(2,436,131)	(2,426,379)	(2,436,131)
Tangible assets	$ 50,349,874	$ 49,723,198	$ 48,033,039	$ 50,349,874	$ 48,033,039

Average Common Stockholders' Equity	$ 6,149,275	$ 6,104,442	$ 6,286,326	$ 6,126,982	$ 6,287,024
Less: Average goodwill	(2,426,379)	(2,435,806)	(2,436,131)	(2,431,066)	(2,436,131)
Average tangible common stockholders' equity	$ 3,722,896	$ 3,668,636	$ 3,850,195	$ 3,695,916	$ 3,850,893

Average Assets	$ 52,072,326	$ 51,617,557	$ 49,567,386	$ 51,846,198	$ 49,216,789
Less: Average goodwill	(2,426,379)	(2,435,806)	(2,436,131)	(2,431,066)	(2,436,131)
Average tangible assets	$ 49,645,947	$ 49,181,751	$ 47,131,255	$ 49,415,132	$ 46,780,658

Net Income Available to Common Shareholders	$ 89,039	$ 89,370	$ 99,147	$ 178,409	$ 197,492

GAAP MEASURES:
Return on average assets (1)	0.75%	0.76%	0.87%	0.75%	0.87%
Return on average common stockholders' equity (2)	5.79	5.86	6.31	5.82	6.28
Book value per common share	$ 13.21	$ 13.11	$ 12.82	$ 13.21	$ 12.82
Common stockholders' equity to total assets	11.69	11.75	12.46	11.69	12.46

NON-GAAP MEASURES:
Return on average tangible assets (1)	0.78%	0.79%	0.91%	0.79%	0.91%
Return on average tangible common stockholders' equity (2)	9.57	9.74	10.30	9.65	10.26
Tangible book value per common share	$ 8.01	$ 7.92	$ 7.85	$ 8.01	$ 7.85
Tangible common stockholders' equity to tangible assets	7.44	7.44	8.02	7.44	8.02

(1)

To calculate return on average assets for a period, we divide net income generated during that period by average assets recorded during that period. To calculate return on average tangible assets for a period, we divide net income by average tangible assets recorded during that period.

(2)

To calculate return on average common stockholders' equity for a period, we divide net income available to common shareholders generated during that period by average common stockholders' equity recorded during that period. To calculate return on average tangible common stockholders' equity for a period, we divide net income available to common shareholders generated during that period by average tangible common stockholders' equity recorded during that period.

NEW YORK COMMUNITY BANCORP, INC.
NET INTEREST INCOME ANALYSIS
LINKED-QUARTER AND YEAR-OVER-YEAR COMPARISONS
(unaudited)

	For the Three Months Ended
	June 30, 2019				March 31, 2019				June 30, 2018
	Average Balance	Interest	Average Yield/Cost		Average Balance	Interest	Average Yield/Cost		Average Balance	Interest	Average Yield/Cost
(dollars in thousands)
Assets:
Interest-earning assets:
Mortgage and other loans and leases, net	$ 40,208,256	$ 387,634	3.86%		$ 39,890,669	$ 379,790	3.81%		$ 38,937,521	$ 368,456	3.79%
Securities	6,320,252	60,340	3.82		6,263,933	61,037	3.91		4,029,967	37,962	3.77
Interest-earning cash and cash equivalents	967,364	5,778	2.40		892,187	5,347	2.43		2,288,581	10,914	1.91
Total interest-earning assets	47,495,872	453,752	3.82		47,046,789	446,174	3.80		45,256,069	417,332	3.69
Non-interest-earning assets	4,576,454				4,570,768				4,311,317
Total assets	$ 52,072,326				$ 51,617,557				$ 49,567,386
Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Interest-bearing checking and money
market accounts	$ 10,811,077	$ 47,772	1.77%		$ 11,478,820	$ 50,159	1.77%		$ 12,185,478	$ 40,380	1.33%
Savings accounts	4,729,517	8,861	0.75		4,669,824	8,083	0.70		4,935,936	6,630	0.54
Certificates of deposit	13,509,392	80,651	2.39		12,298,274	67,775	2.23		9,631,672	39,534	1.65
Total interest-bearing deposits	29,049,986	137,284	1.90		28,446,918	126,017	1.80		26,753,086	86,544	1.30
Borrowed funds	13,111,692	78,778	2.41		13,491,860	78,832	2.37		13,126,137	66,833	2.04
Total interest-bearing liabilities	42,161,678	216,062	2.06		41,938,778	204,849	1.98		39,879,223	153,377	1.54
Non-interest-bearing deposits	2,698,578				2,477,420				2,675,223
Other liabilities	559,955				594,077				223,774
Total liabilities	45,420,211				45,010,275				42,778,220
Stockholders' equity	6,652,115				6,607,282				6,789,166
Total liabilities and stockholders' equity	$ 52,072,326				$ 51,617,557				$ 49,567,386
Net interest income/interest rate spread		$ 237,690	1.76%			$ 241,325	1.82%			$ 263,955	2.15%
Net interest margin			2.00%				2.03%				2.33%
Ratio of interest-earning assets to
interest-bearing liabilities			1.13	x			1.12	x			1.13	x

NEW YORK COMMUNITY BANCORP, INC.
NET INTEREST INCOME ANALYSIS
YEAR-OVER-YEAR COMPARISON
(unaudited)

	For the Six Months Ended June 30,
	2019				2018
	Average Balance	Interest	Average Yield/Cost		Average Balance	Interest	Average Yield/Cost
(dollars in thousands)
Assets:
Interest-earning assets:
Mortgage and other loans and leases, net	$ 40,050,340	$ 767,424	3.84%		$ 38,615,946	$ 724,373	3.75%
Securities	6,292,248	121,377	3.86		4,048,189	77,954	3.86
Interest-earning cash and cash equivalents	929,983	11,125	2.41		2,212,203	19,330	1.76
Total interest-earning assets	47,272,571	899,926	3.81		44,876,338	821,657	3.67
Non-interest-earning assets	4,573,627				4,340,451
Total assets	$ 51,846,198				$ 49,216,789
Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Interest-bearing checking and money
market accounts	$ 11,143,104	$ 97,931	1.77%		$ 12,405,260	$ 74,749	1.22%
Savings accounts	4,699,835	16,944	0.73		4,999,171	13,851	0.56
Certificates of deposit	12,907,179	148,426	2.32		9,220,551	70,049	1.53
Total interest-bearing deposits	28,750,118	263,301	1.85		26,624,982	158,649	1.20
Borrowed funds	13,300,726	157,610	2.39		13,027,277	128,755	1.99
Total interest-bearing liabilities	42,050,844	420,911	2.02		39,652,259	287,404	1.46
Non-interest-bearing deposits	2,588,610				2,540,102
Other liabilities	576,922				234,564
Total liabilities	45,216,376				42,426,925
Stockholders' equity	6,629,822				6,789,864
Total liabilities and stockholders' equity	$ 51,846,198				$ 49,216,789
Net interest income/interest rate spread		$ 479,015	1.79%			$ 534,253	2.21%
Net interest margin			2.02%				2.37%
Ratio of interest-earning assets to
interest-bearing liabilities			1.12	x			1.13	x

NEW YORK COMMUNITY BANCORP, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(unaudited)

	For the Three Months Ended			For the Six Months Ended
	June. 30,	Mar. 31,	June. 30,	June. 30,	June. 30,
(dollars in thousands except share and per share data)	2019	2019	2018	2019	2018
PROFITABILITY MEASURES:
Net income	$ 97,246	$ 97,577	$ 107,354	$ 194,823	$ 213,906
Net income available to common shareholders	89,039	89,370	99,147	178,409	197,492
Basic earnings per common share	0.19	0.19	0.20	0.38	0.40
Diluted earnings per common share	0.19	0.19	0.20	0.38	0.40
Return on average assets	0.75%	0.76%	0.87%	0.75%	0.87%
Return on average tangible assets (1)	0.78	0.79	0.91	0.79	0.91
Return on average common stockholders' equity	5.79	5.86	6.31	5.82	6.28
Return on average tangible common stockholders'
equity (1)	9.57	9.74	10.30	9.65	10.26
Efficiency ratio (2)	48.20	52.15	48.19	50.21	47.82
Operating expenses to average assets	0.95	1.08	1.11	1.01	1.13
Interest rate spread	1.76	1.82	2.15	1.79	2.21
Net interest margin	2.00	2.03	2.33	2.02	2.37
Effective tax rate	25.42	24.10	25.35	24.77	25.80
Shares used for basic common EPS computation	465,351,586	465,493,702	488,530,527	465,422,251	488,336,395
Shares used for diluted common EPS computation	465,641,437	465,493,702	488,530,527	465,567,978	488,336,395
Common shares outstanding at the respective
period-ends	467,358,939	467,236,136	490,379,705	467,358,939	490,379,705

(1)	See the reconciliations of these non-GAAP measures with the comparable GAAP measures on page 9 of this release.
(2)	We calculate our efficiency ratio by dividing our operating expenses by the sum of our net interest income and non-interest income.

	Jun. 30,	Mar. 31,	Jun. 30,
	2019	2019	2018
CAPITAL MEASURES:
Book value per common share	$ 13.21	$ 13.11	$ 12.82
Tangible book value per common share (1)	8.01	7.92	7.85
Common stockholders' equity to total assets	11.69%	11.75%	12.46%
Tangible common stockholders' equity to tangible assets (1)	7.44	7.44	8.02

(1)	See the reconciliations of these non-GAAP measures with the comparable GAAP measures on page 9 of this release.

	Jun. 30,	Mar. 31,	Jun. 30,
	2019	2019	2018
REGULATORY CAPITAL RATIOS: (1)
New York Community Bancorp, Inc.
Common equity tier 1 ratio	10.02%	10.27%	11.16%
Tier 1 risk-based capital ratio	11.36	11.65	12.59
Total risk-based capital ratio	13.46	13.83	14.03
Leverage capital ratio	8.64	8.68	9.41
New York Community Bank
Common equity tier 1 ratio	12.63%	12.97%	13.19%
Tier 1 risk-based capital ratio	12.63	12.97	13.19
Total risk-based capital ratio	13.03	13.40	13.60
Leverage capital ratio	9.60	9.66	9.81

(1)

The minimum regulatory requirements for classification as a well-capitalized institution are a common equity tier 1 capital ratio of 6.50%; a tier 1 risk-based capital ratio of 8.00%; a total risk-based capital ratio of 10.00%; and a leverage capital ratio of 5.00%.

NEW YORK COMMUNITY BANCORP, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
				Jun. 30, 2019
				compared to
	Jun. 30,	Mar. 31,	Jun. 30,	Mar. 31,	Jun. 30,
	2019	2019	2018	2019	2018
(in thousands, except share data)	(unaudited)	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$ 1,228,295	$990,019	$2,204,397	24%	-44%
Securities:
Available-for-sale	5,738,146	5,724,644	4,122,883	0%	39%
Equity investments with readily determinable fair values, at fair value	32,585	32,128	31,766	1%	3%
Total securities	5,770,731	5,756,772	4,154,649	0%	39%
Mortgage loans held for investment:
Multi-family	30,486,301	29,952,775	29,230,112	2%	4%
Commercial real estate	6,901,345	7,081,597	7,156,484	-3%	-4%
One-to-four family	417,923	435,991	449,681	-4%	-7%
Acquisition, development, and construction	266,305	326,652	424,552	-18%	-37%
Total mortgage loans held for investment	38,071,874	37,797,015	37,260,829	1%	2%
Other loans:
Commercial and industrial	2,796,462	2,720,985	2,178,288	3%	28%
Other loans	8,365	8,019	8,708	4%	-4%
Total other loans held for investment	2,804,827	2,729,004	2,186,996	3%	28%
Total loans held for investment	40,876,701	40,526,019	39,447,825	1%	4%
Less: Allowance for losses on loans	(151,112)	(156,636)	(160,652)	-4%	-6%
Loans held for investment, net	40,725,589	40,369,383	39,287,173	1%	4%
Total loans, net	40,725,589	40,369,383	39,287,173	1%	4%
Federal Home Loan Bank stock, at cost	582,348	588,197	653,075	-1%	-11%
Premises and equipment, net	327,788	332,721	359,725	-1%	-9%
Operating lease right-of-use assets	308,412	312,948	-	-1%	NM
Goodwill	2,426,379	2,426,379	2,436,131	0%	0%
Other assets	1,406,711	1,354,627	1,374,020	4%	2%
Total assets	$52,776,253	$52,131,046	$50,469,170	1%	5%

Liabilities and Stockholders' Equity
Deposits:
Interest-bearing checking and money market accounts	$ 10,770,360	$11,482,591	$11,830,315	-6%	-9%
Savings accounts	4,800,023	4,760,877	4,920,967	1%	-2%
Certificates of deposit	14,286,286	12,767,779	10,306,519	12%	39%
Non-interest-bearing accounts	2,475,857	2,589,878	2,498,044	-4%	-1%
Total deposits	32,332,526	31,601,125	29,555,845	2%	9%
Borrowed funds:
Wholesale borrowings	12,427,661	12,603,661	13,434,500	-1%	-7%
Junior subordinated debentures	359,683	359,594	359,339	0%	0%
Subordinated notes	294,794	294,655	-	0%	NM
Total borrowed funds	13,082,138	13,257,910	13,793,839	-1%	-5%
Operating lease liabilities	308,073	312,628	-	-1%	NM
Other liabilities	378,838	330,313	330,134	15%	15%
Total liabilities	46,101,575	45,501,976	43,679,818	1%	6%
Stockholders' equity:
Preferred stock at par $0.01 (5,000,000 shares authorized):
Series A (515,000 shares issued and outstanding)	502,840	502,840	502,840	0%	0%
Common stock at par $0.01 (900,000,000 shares authorized; 490,439,070,
490,439,070 and 490,439,070 shares issued; and 467,358,939,
467,236,136 and 490,379,705 shares outstanding, respectively)	4,904	4,904	4,904	0%	0%
Paid-in capital in excess of par	6,099,474	6,092,792	6,082,394	0%	0%
Retained earnings	316,921	307,232	271,559	3%	17%
Treasury stock, at cost (23,080,131, 23,202,934, and 59,365 shares, respectively)	(220,546)	(221,728)	(757)	-1%	NM
Accumulated other comprehensive loss, net of tax:
Net unrealizedgain (loss)on securities available for sale, net of tax	44,561	18,329	(9,069)	143%	-591%
Net unrealizedloss on the non-credit portion of other-than-temporary
impairment losses, net of tax	(6,042)	(6,042)	(6,042)	0%	0%
Pension and post-retirement obligations, net of tax	(67,434)	(69,257)	(56,477)	-3%	19%
Total accumulated other comprehensiveloss, net of tax	(28,915)	(56,970)	(71,588)	-49%	-60%
Total stockholders' equity	6,674,678	6,629,070	6,789,352	1%	-2%
Total liabilities and stockholders' equity	$52,776,253	$52,131,046	$50,469,170	1%	5%

NEW YORK COMMUNITY BANCORP, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (continued)
(unaudited)
				Jun. 30, 2019
	For the Three Months Ended			compared to
	Jun. 30,	Mar. 31,	Jun. 30,	Mar. 31,	Jun. 30,
	2019	2019	2018	2019	2018
(in thousands, except per share data)
Interest Income:
Mortgage and other loans and leases	$387,634	$379,790	$368,456	2%	5%
Securities and money market investments	66,118	66,384	48,876	0%	35%
Total interest income	453,752	446,174	417,332	2%	9%

Interest Expense:
Interest-bearing checking and money market accounts	47,772	50,159	40,380	-5%	18%
Savings accounts	8,861	8,083	6,630	10%	34%
Certificates of deposit	80,651	67,775	39,534	19%	104%
Borrowed funds	78,778	78,832	66,833	0%	18%
Total interest expense	216,062	204,849	153,377	5%	41%
Net interest income	237,690	241,325	263,955	-2%	-10%
Provision for (recovery of) losses on loans	1,844	(1,222)	4,714	-251%	-61%

Net interest income after provision for
loan losses	235,846	242,547	259,241	-3%	-9%

Non-Interest Income:
Fee income	7,487	7,228	7,492	4%	0%
Bank-owned life insurance	6,479	6,975	6,318	-7%	3%
Net gain (loss) on securities	493	6,987	(303)	-93%	-263%
Other income	3,138	3,595	9,199	-13%	-66%
Total non-interest income	17,597	24,785	22,706	-29%	-23%

Non-Interest Expense:
Operating expenses:
Compensation and benefits	72,573	81,440	80,314	-11%	-10%
Occupancy and equipment	21,889	22,962	25,026	-5%	-13%
General and administrative	28,590	34,365	32,802	-17%	-13%
Total operating expenses	123,052	138,767	138,142	-11%	-11%
Total non-interest expense	123,052	138,767	138,142	-11%	-11%

Income before taxes	130,391	128,565	143,805	1%	-9%
Income tax expense	33,145	30,988	36,451	7%	-9%
Net Income	$ 97,246	$ 97,577	$ 107,354	0%	-9%
Preferred stock dividends	8,207	8,207	8,207	0%	0%
Net Income available to common shareholders	$89,039	$89,370	$99,147	0%	-10%

Basic earnings per common share	$0.19	$0.19	$0.20	0%	-5%
Diluted earnings per common share	$0.19	$0.19	$0.20	0%	-5%

Dividends per common share	$0.17	$0.17	$0.17	0%	0%

NEW YORK COMMUNITY BANCORP, INC. SUPPLEMENTAL FINANCIAL INFORMATION (continued)

The following tables summarize the contribution of loan and securities prepayment income on the Company's interest income and net interest margin for the periods indicated.

	For the Three Months Ended						Jun. 30, 2019 compared to
	Jun. 30,		Mar. 31,		Jun. 30,		Mar. 31,		Jun. 30,
	2019		2019		2018		2019		2018
(dollars in thousands)

Total Interest Income	$453,752		$446,174		$417,332		2%		9%

Prepayment Income:
Loans	$11,842		$9,341		$15,781		27%		-25%
Securities	780		227		634		244%		23%
Total prepayment income	$12,622		$9,568		$16,415		32%		-23%

GAAP Net Interest Margin	2.00%		2.03%		2.33%		-3	bp	-33	bp
Less:
Prepayment income from loans	10	bp	8	bp	14	bp	2	bp	-4	bp
Prepayment income from securities	1		-		-		1	bp	1	bp
Total prepayment income contribution
to net interest margin	11	bp	8	bp	14	bp	3	bp	-3	bp

Adjusted Net Interest Margin (non-GAAP)	1.89%		1.95%		2.19%		-6	bp	-30	bp

	For the Six Months Ended
	Jun. 30,		Jun. 30,
	2019		2018		Change (%)
(dollars in thousands)

Total Interest Income	$899,926		$821,657		10%

Prepayment Income:
Loans	$21,183		$27,560		-23%
Securities	1,007		3,567		-72%
Total prepayment income	$22,190		$31,127		-29%

GAAP Net Interest Margin	2.02%		2.37%		-35	bp
Less:
Prepayment income from loans	9	bp	12	bp	-3	bp
Prepayment income from securities	1		1		0	bp
Total prepayment income contribution
to net interest margin	10	bp	13	bp	-3	bp

Adjusted Net Interest Margin (non-GAAP)	1.92%		2.24%		-32	bp

While our net interest margin, including the contribution of prepayment income is recorded in accordance with GAAP, adjusted net interest margin, which excludes the contribution of prepayment income is not. Nevertheless, management uses this non-GAAP measure in its analysis of our performance, and believes that this non-GAAP measure should be disclosed in our earnings releases and other investor communications for the following reasons:

  Adjusted net interest margin gives investors a better understanding of the effect of prepayment income and other items on our net interest margin. Prepayment income in any given period depends on the volume of loans that refinance or prepay, or securities that prepay, during that period. Such activity is largely dependent on external factors such as current market conditions, including real estate values, and the perceived or actual direction of market interest rates.
  Adjusted net interest margin is among the measures considered by current and prospective investors, both independent of, and in comparison with, our peers.

NEW YORK COMMUNITY BANCORP, INC. SUPPLEMENTAL FINANCIAL INFORMATION (continued)

LOANS ORIGINATED FOR INVESTMENT
(unaudited)
				Jun. 30, 2019
	For the Three Months Ended			compared to
	Jun. 30,	Mar. 31,	Jun. 30,	Mar. 31,	Jun. 30,
	2019	2019	2018	2019	2018
(in thousands)
Mortgage Loans Originated for Investment:
Multi-family	$1,800,659	$1,009,351	$2,070,222	78%	-13%
Commercial real estate	382,915	207,209	254,808	85%	50%
One-to-four family residential	1,554	3,209	-	-52%	NM
Acquisition, development, and construction	9,242	12,024	13,804	-23%	-33%
Total mortgage loans originated for investment	2,194,370	1,231,793	2,338,834	78%	-6%

Other Loans Originated for Investment:
Specialty Finance	677,345	685,611	486,890	-1%	39%
Other commercial and industrial	104,178	104,947	119,449	-1%	-13%
Other	1,230	920	1,322	34%	-7%
Total other loans originated for investment	782,753	791,478	607,661	-1%	29%
Total Loans Originated for Investment	$2,977,123	$2,023,271	$2,946,495	47%	1%

	For the Six Months Ended
	Jun. 30,	Jun. 30,
	2019	2018	Change (%)
(in thousands)
Mortgage Loans Originated for Investment:
Multi-family	$2,810,010	$3,776,433	-26%
Commercial real estate	590,124	431,950	37%
One-to-four family residential	4,763	2,699	76%
Acquisition, development, and construction	21,266	29,125	-27%
Total mortgage loans originated for investment	3,426,163	4,240,207	-19%

Other Loans Originated for Investment:
Specialty Finance	1,362,956	883,779	54%
Other commercial and industrial	209,125	237,063	-12%
Other	2,150	2,200	-2%
Total other loans originated for investment	1,574,231	1,123,042	40%
Total Loans Originated for Investment	$5,000,394	$5,363,249	-7%

The following table provides certain information about the Company's multi-family and CRE loan portfolios at the respective dates:
				Jun. 30, 2019
	At or For the Three Months Ended			compared to
	Jun. 30,	Mar. 31,	Jun. 30,	Mar. 31,		Jun. 30,
	2019	2019	2018	2019		2018
(dollars in thousands)
Multi-Family Loan Portfolio:
Loans outstanding	$30,486,301	$29,952,775	$29,230,112	2%		4%
Percent of total held-for-investment loans	74.6%	73.9%	74.1%	70	bp	50	bp
Average principal balance	$6,192	$6,087	$5,916	2%		5%
Weighted average life (in years)	2.1	2.4	2.8	-13%		-25%

Commercial Real Estate Loan Portfolio:
Loans outstanding	$6,901,345	$7,081,597	$7,156,484	-3%		-4%
Percent of total held-for-investment loans	16.9%	17.5%	18.1%	-60	bp	-120	bp
Average principal balance	$6,193	$6,287	$5,845	-1%		6%
Weighted average life (in years)	2.4	2.6	2.9	-8%		-17%

NEW YORK COMMUNITY BANCORP, INC. SUPPLEMENTAL FINANCIAL INFORMATION (continued)

ASSET QUALITY SUMMARY (unaudited)

The following table presents the Company's non-performing loans and assets at the respective dates:

				Jun. 30, 2019
				compared to
	Jun. 30,	Mar. 31,	Jun. 30,	Mar. 31,	Jun. 30,
(in thousands)	2019	2019	2018	2019	2018
Non-Performing Assets:
Non-accrual mortgage loans:
Multi-family	$3,906	$4,070	$5,408	-4%	-28%
Commercial real estate	2,993	3,007	4,917	0%	-39%
One-to-four family residential	1,143	1,637	1,669	-30%	-32%
Acquisition, development, and construction	-	-	-	NM	NM
Total non-accrual mortgage loans	8,042	8,714	11,994	-8%	-33%
Other non-accrual loans (1)	43,372	49,860	44,487	-13%	-3%
Total non-performing loans	51,414	58,574	56,481	-12%	-9%
Repossessed assets (2)	11,691	12,758	14,204	-8%	-18%
Total non-performing assets	$63,105	$71,332	$70,685	-12%	-11%

(1) Includes $32.9 million, $33.8 million and $43.5 million of non-accrual taxi medallion-related loans at June 30, 2019,
March 31, 2019 and June 30, 2018, respectively.
(2) Includes $9.7 million, $10.8 million and $9.0 million of repossessed taxi medallions at June 30, 2019, March 31, 2019 and June 30, 2018,
respectively.

The following table presents the Company's asset quality measures at the respective dates:

	Jun. 30,	Mar. 31,	Jun. 30,
	2019	2019	2018
Non-performing loans to total
loans	0.13%	0.14%	0.14%
Non-performing assets
to total assets	0.12	0.14	0.14
Allowance for losses on loans to
non-performing loans	293.91	267.42	284.44
Allowance for losses on loans to
total loans	0.37	0.39	0.41

NEW YORK COMMUNITY BANCORP, INC. SUPPLEMENTAL FINANCIAL INFORMATION (continued)

The following table presents the Company's loans 30 to 89 days past due at the respective dates:

				Jun. 30, 2019
				compared to
	Jun. 30,	Mar. 31,	Jun. 30,	Mar. 31,	Jun. 30,
	2019	2019	2018	2019	2018
(in thousands)
Loans 30 to 89 Days Past Due:
Multi-family	$ 1,312	$ 2,359	$ 5	-44%	NM
Commercial real estate	-	3,278	-	NM	NM
One-to-four family residential	1,869	9	214	NM	NM
Acquisition, development, and construction	-	6,608	-	NM	NM
Other (1)	1,108	276	6,059	301%	-82%
Total loans 30 to 89 days past due	$ 4,289	$ 12,530	$ 6,278	-66%	-32%

(1) Includes $204,000, $0 and $2.0 million of taxi medallion loans at June 30, 2019,
March 31, 2019 and June 30, 2018, respectively.

The following table summarizes the Company's net charge-offs (recoveries) for the respective periods:

	For the Three Months Ended			For the Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
	2019	2019	2018	2019	2018
(dollars in thousands)
Charge-offs:
Multi-family	$ -	$ -	$ 34	$ -	$ 34
Commercial real estate	-	-	-	-	3,191
One-to-four family residential	-	-	-	-	-
Acquisition, development, and
construction	-	-	-	-	2,220
Other (1)	7,751	2,079	5,824	9,830	7,404
Total charge-offs	7,751	2,079	5,858	9,830	12,849

Recoveries:
Multi-family	$ -	$ -	$ -	$ -	$ -
Commercial real estate	-	-	(104)	-	(130)
One-to-four family residential	-	-	-	-	-
Acquisition, development, and
construction	(15)	(7)	(15)	(22)	(99)
Other (1)	(368)	(110)	(536)	(478)	(940)
Total recoveries	(383)	(117)	(655)	(500)	(1,169)

Net charge-offs	$ 7,368	$ 1,962	$ 5,203	$ 9,330	$ 11,680

Net charge-offs to average loans (2)	0.02%	0.00%	0.01%	0.02%	0.03%

(1) Includes taxi medallion loans of $2.0 million, $2.1 million, and $5.8 million, respectively, for the three months ended June 30, 2019, March 31, 2019, and June 30, 2018 and
$4.0 million and $7.4 million, respectively, for the six months ended June 30, 2019 and 2018.
(2) Three and six months ended presented on a non-annualized basis.

Investor/Media Contact: Salvatore J. DiMartino
(516) 683-4286